Exhibit 99.1

News Release
Acuity Brands, Inc.

1170 Peachtree Street, NE

Suite 2400

Atlanta, GA 30309

Tel: (404) 853-1400

Fax: (404) 853-1430

AcuityBrands.com

Company Contact:

Dan Smith

Acuity Brands, Inc.

(404) 853-1423

Acuity Brands Prices its Cash Tender Offer for

Any and All of Its Outstanding $200,000,000 8.375% Notes Due 2010

ATLANTA, December 7, 2009 – Acuity Brands, Inc. (NYSE: AYI) (the “Company”) today announced that it has priced its tender offer for the 8.375% notes due August 1, 2010 (the “2010 Notes”). The offer was priced for settlement on Thursday, December 10, 2009 as determined in the manner described in the Offer to Purchase dated on December 1, 2009, by reference to the applicable fixed spread (listed below) over the applicable reference United States Treasury security, plus an amount equal to any accrued and unpaid interest to, but excluding, the date of payment of the purchase price. The Reference Treasury yield was determined at 2:00 p.m., New York City Time, December 7, 2009.

The following table summarizes the material pricing terms of the Tender Offer:

Title of Security (CUSIP No.)	Principal Amount Outstanding	Fixed Spread (Basis Points)	U.S. Treasury Reference Security	Reference Treasury Yield	Tender Offer Yield	Purchase Price per $1,000 Principal Amount	Accrued Interest per $1,000 Principal Amount
8.375% Notes due August 1, 2010 (CUSIP No. 00508YAB8)	$200,000,000	20	UST 2.75% due July 31, 2010	0.222%	0.422%	$1,050.91	$9.07

The tender offer is scheduled to expire at 5:00 p.m., New York City time, on December 9, 2009, unless extended or earlier terminated. The tender offer is subject to certain customary conditions.

Except as set forth in the Offer to Purchase or as required by applicable law, 2010 Notes tendered may be withdrawn only on or before the expiration of the tender offer, and tendered 2010 Notes may not be withdrawn after the expiration of the tender offer.

The Company has retained J.P. Morgan Securities Inc. and Banc of America Securities LLC to serve as the dealer managers for the tender offer and has retained Global Bondholder Services Corporation to serve as the depositary and information agent for the tender offer. Requests for copies of the Offer to Purchase and related Letter of Transmittal may be directed to Global Bondholder Services Corporation by telephone at (212) 430-3774 or (866) 794-2200, or in writing at 65 Broadway – Suite 723, New York, NY, 10006, Attention: Corporate Actions.

Questions regarding the tender offer may be directed to J.P. Morgan Securities Inc. at (866) 834-4666 or (212) 834-3506 and Banc of America Securities LLC at (888) 292-0070 or (980) 388-4603.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the 2010 Notes or any other securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The tender offer is made only by and pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal. None of the Company, the dealer managers or the depositary and information agent makes any recommendations as to whether holders should tender their 2010 Notes pursuant to the tender offer. Holders must make their own decisions as to whether to tender 2010 Notes and, if so, the principal amount of 2010 Notes to tender.

About Acuity Brands, Inc.

Acuity Brands, Inc., the parent company of Acuity Brands Lighting, Inc. and other subsidiaries, is one of the world’s leading providers of lighting fixtures and related products and services with fiscal year 2009 net sales of over $1.6 billion. The Company’s brands include Lithonia Lighting®, Holophane®, Peerless®, Mark Architectural Lighting™, Hydrel®, American Electric Lighting®, Gotham®, Carandini®, RELOC®, MetalOptics®, Antique Street Lamps™, Tersen™, Synergy® Lighting Controls, Sensor Switch® , Lighting Control & Design™, and ROAM®. Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 6,000 associates and has operations throughout North America and in Europe and Asia.

Forward-Looking Information

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as “expects,” “believes,” “intends,” “anticipates,” “may,” “should”, and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding the tender offer for the 2010 Notes. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and management’s present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company. Please see the other risk factors more fully described in the Company’s SEC filings including the Company’s Annual Report on Form 10-K for the year ended August 31, 2009. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.